EX.99.906CERT
Certification Pursuant to Section 906 of the Sarbanes-Oxley Act

Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, each of the undersigned officers of the Robinhood Ventures Fund I, does hereby certify, to such officer’s knowledge, that the report on Form N-CSR of the Robinhood Ventures Fund I for the year ended March 31, 2026 fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as applicable, and that the information contained in the Form N-CSR fairly presents, in all material respects, the financial condition and results of operations of the Robinhood Ventures Fund I for the stated period.

/s/ Sarah Pinto Sarah Pinto President and Trustee (Principal Executive Officer), Robinhood Ventures Fund I	/s/ Josh Hunter Josh Hunter Assistant Treasurer, Principal Financial Officer and Principal Accounting Officer, Robinhood Ventures Fund I
Date: June 5, 2026

This statement accompanies this report on Form N-CSR pursuant to Section 906 of the Sarbanes-Oxley Act of 2002 and shall not be deemed as filed by Robinhood Ventures Fund I for purposes of Section 18 of the Securities Exchange Act of 1934.